EXHIBIT 99.1

DESCRIPTION OF RESTRICTED PAYMENTS COVENANT

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its restricted subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend on, or make any other payment or distribution on account of, the Company’s or any of its restricted subsidiaries’ equity interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its restricted subsidiaries) or to the direct or indirect holders of the Company’s or any of its restricted subsidiaries’ equity interests in their capacity as such (other than dividends or distributions payable (i) in equity interests (other than disqualified stock) of the Company or (ii) to the Company or a restricted subsidiary);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any equity interests of the Company or any direct or indirect parent of the Company (other than any such equity interests owned by the Company or any of its restricted subsidiaries);

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any indebtedness that is subordinated to the notes or the subsidiary guarantees, except the payment, purchase, redemption, defeasance or other acquisition or retirement purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, redemption, defeasance or other acquisition or retirement for value; or

(4)	make any restricted investment;

all such payments and other actions set forth in the clauses (1) through (4) above being collectively referred to as “Restricted Payments,”

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	the Company would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional indebtedness pursuant to a specified fixed charge coverage ratio test; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its restricted subsidiaries beginning on October 1, 2014 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on October 1, 2014 up to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)	100% of the aggregate net cash proceeds (including the fair market value of property other than cash) received by the Company on or after October 1, 2014 as a contribution to its common equity capital or from the issue or sale of equity interests of the Company (other than disqualified stock) or from the issue or sale of convertible or exchangeable disqualified stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such equity interests (other than equity interests, disqualified stock or debt securities sold to a subsidiary of the Company), plus

(c)	the amount by which indebtedness or disqualified stock incurred or issued subsequent to the issue date is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a subsidiary of the Company) into equity interests of the Company (other than disqualified stock) (less the amount of any cash, or the fair market value of any other asset, distributed by the Company or any restricted subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate net proceeds received by the Company or any restricted subsidiary after the issue date from the issuance and sale (other than to a subsidiary of the Company) of such indebtedness or disqualified stock, plus

(d)	to the extent that any restricted investment that was made on or after October 1, 2014 has been or is sold for cash or otherwise liquidated or repaid, purchased or redeemed for cash, the lesser of (i) such cash (less the cost of disposition, if any) and (ii) the amount of such restricted investment, plus

(e)	to the extent not otherwise included in the calculation of Consolidated Net Income of the Company for such period, 100% of the net reduction in Investments (other than permitted investments) in any person other than the Company or a restricted subsidiary resulting from dividends, repayment of loans or advances or other transfers of assets, in each case to the Company or any restricted subsidiary, plus

(f)	to the extent not otherwise included in the calculation of Consolidated Net Income of the Company for such period, 100% of any dividends or interest payments received by the Company or a restricted subsidiary on and after the issue date from an unrestricted subsidiary or other investment (other than a permitted investment), plus

(g)	to the extent that any unrestricted subsidiary of the Company has been or is redesignated as a restricted subsidiary on or after October 1, 2014, the lesser of (i) the fair market value of the Company’s investment in such subsidiary as of the date of such redesignation and (ii) such fair market value as of the date on which such subsidiary was originally designated as an unrestricted subsidiary.

So long as no default has occurred and is continuing or would be caused thereby (except in the case of clause (1) below), the preceding provisions will not prohibit:

(1)	the payment of any dividend or distribution on, or redemption of, equity interests, within 60 days after the date of declaration of the dividend or the giving of notice thereof, if, at the date of such declaration or the giving of such notice the payment would have complied with the provisions of the indenture;

(2)	the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated indebtedness of the Company or any guarantor or of any equity interests of the Company, or the making of any investment, in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a restricted subsidiary of the Company) of, or capital contribution in respect of, equity interests of the Company (other than disqualified stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition or any such investment will be excluded from clause (3)(b) of the second preceding paragraph;

(3)	the defeasance, redemption, repurchase or other acquisition of subordinated indebtedness of the Company or any guarantor with the net cash proceeds from an incurrence of permitted refinancing indebtedness;

(4)	the payment of any dividend or other payment or distribution by a restricted subsidiary of the Company to the holders of its equity interests on a pro rata basis;

(5)	repurchases of equity interests deemed to occur upon exercise of stock options if those equity interests represent all or a portion of the exercise price of those options;

(6)	the repurchase, redemption or other acquisition or retirement for value of any equity interests of the Company or any restricted subsidiary of the Company (in the event such equity interests are not owned by the Company or any of its restricted subsidiaries) in an amount not to exceed $20.0 million in any fiscal year;

(7)	the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(8)	the declaration and payment of dividends to holders of any class or series of preferred stock of the Company issued or incurred in compliance with a specific debt incurrence covenant to the extent such dividends are included in the definition of fixed charges;

(9)	Restricted Payments not to exceed $150.0 million under this clause (9) in the aggregate, plus, to the extent Restricted Payments made pursuant to this clause (9) are investments made by the Company or any of its restricted subsidiaries in any person and such investment is sold for cash or otherwise liquidated or repaid, purchased or redeemed for cash, an amount equal to the lesser of (i) such cash (less the cost of disposition, if any) and (ii) the amount of such Restricted Payment; provided that the amount of such cash will be excluded from clause (3)(d) of the immediately preceding paragraph; or

(10)	other Restricted Payments, so long as the Consolidated Total Leverage Ratio of the Company and its restricted subsidiaries on a consolidated basis is no greater than 3.0 to 1 determined on a pro forma basis for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such restricted subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Company (or if such fair market value exceeds $10.0 million, by the Company’s board of directors).

Certain Definitions

Set forth below are certain defined terms used above.

“Consolidated Cash Flow” means, with respect to any specified person for any period, the Consolidated Net Income of such person for such period plus, without duplication:

(1)	provision for taxes based on income or profits of such person and its restricted subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	consolidated interest expense of such person and its restricted subsidiaries for such period whether or not capitalized ((i) including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, imputed interest with respect to attributable debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to hedging obligations and (ii) excluding interest expense attributable to Indebtedness incurred under floor plan facilities), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)	dividends on preferred stock to the extent included in the calculation of fixed charges for the relevant period; plus

(4)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such person and its restricted subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)	any expenses or charges related to the incurrence of Indebtedness permitted to be made under the indenture, including a repayment or refinancing thereof and any amendment or modification to the terms of any such indebtedness (whether or not successful), or related to this offering of the 2024 Notes; plus

(6)	other non-cash charges reducing such Consolidated Net Income for such period (excluding any such non-cash expense to the extent that it represents an accrual of, or reserve, for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); minus

(7)	non-cash items increasing such Consolidated Net Income for such period (without giving effect to any exclusions contained in the proviso included in the definition of Consolidated Net Income), other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with generally accepted accounting principles (“GAAP”).

“Consolidated Net Income” means, with respect to any specified person for any period, the aggregate of the net income of such person and its restricted subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the net income (or loss) of any person that is not a restricted subsidiary or that is accounted for by the equity method of accounting will not be included, except that such net income will be included to the extent of the amount of dividends or distributions paid in cash to the specified person or a restricted subsidiary of the person;

(2)	solely for the purposes of determining the amount available for Restricted Payments under clause 3(a) of the second paragraph “Certain Covenants—Restricted Payments,” the net income of any restricted subsidiary will be excluded, to the extent that the declaration or payment of dividends or similar distributions by that restricted subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that restricted subsidiary or its stockholders;

(3)	any gain or loss realized as a result of the cumulative effect of a change in accounting principles will be excluded;

(4)	any non-cash asset impairment charge or goodwill impairment charge will be excluded;

(5)	any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity based awards will be excluded;

(6)	any non-recurring or unusual gains or losses (including, but not limited to, any expenses relating to severance charges or costs relating to satisfying or settling legal, governmental or administrative matters) will be excluded;

(7)	any gain or loss resulting from the disposal, abandonment, transfer or closure of discontinued operations or fixed assets (including, without limitation, any gain or loss on the sale or other disposition of dealerships) will be excluded; and

(8)	any gain or loss from the early retirement or extinguishment of indebtedness (less all fees and expenses or charges related thereto) or from early lease termination will be excluded.

“Consolidated Total Debt” of any person means, as of any date, the sum of (1) the aggregate amount of all outstanding Indebtedness of such person and its restricted subsidiaries on a consolidated basis consisting of indebtedness for borrowed money, capital lease obligations, attributable debt and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (but excluding any Indebtedness under floor plan facilities) plus (2) the aggregate amount of all outstanding disqualified stock of such person and all preferred stock of its restricted subsidiaries, with the amount of such disqualified stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and their Maximum Fixed Repurchase Prices, in each case, determined on a consolidated basis in accordance with GAAP, minus (3) the aggregate amount of cash and cash equivalents held in (x) accounts on the consolidated balance sheet of such person and its restricted subsidiaries as of such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such person is a party and (y) accounts established as an offset to floor plan notes payable on the consolidated balance sheet of such person and its restricted subsidiaries as of such date; provided that the aggregate amount of cash and cash equivalents under this clause (3) shall in no event exceed $50.0 million.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any disqualified stock or preferred stock means the price at which such Disqualified Stock or preferred stock could be redeemed or repurchased by the issuer thereof in accordance with its terms or, if such disqualified stock or preferred stock cannot be so redeemed or repurchased, the fair market value of such disqualified stock or preferred stock (determined reasonably and in good faith by the board of directors of the issuer thereof), in each case, determined on any date on which Consolidated Total Debt shall be required to be determined.

“Consolidated Total Leverage Ratio” means with respect to any specified person for any four-quarter reference period, the ratio of the Consolidated Total Debt of such person and its restricted subsidiaries as of the end of such period to Consolidated Cash Flow of such person and its restricted subsidiaries for such period, in each case with such pro forma adjustments to Consolidated Total Debt and Consolidated Cash Flow as are appropriate and consistent with certain pro forma calculation provisions related to the fixed charge coverage ratio.